Exhibit 10.1

REGENERATION TECHNOLOGIES, INC.

FORM OF RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made as of the      day of                      between Regeneration Technologies, Inc. (the “Company”) and                      (the “Executive”), pursuant to the Regeneration Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”).

1. Grant of Restricted Stock. In accordance with the Plan and subject to the terms and conditions of this agreement, the Company hereby grants to the Executive                      shares of Company common stock, $0.001 par value (the “Shares”).

2. Vesting. The Shares will become vested in                                                      , subject to Executive’s continuous employment with the Company. For the purposes of this agreement, the term “employment” will include a personal service relationship as an employee, director or paid consultant.

3. Restrictions on Transfer. Unvested Shares may not be sold, transferred, assigned, pledged or otherwise alienated (except by will or the laws of descent and distribution), and any attempt to do so shall be null and void and, at the option of the Company, may result in the immediate forfeiture of such Shares.

4. Effect of Termination of Employment; Change in Control.

(a) General. Upon termination of the Executive’s employment with the Company and its subsidiaries, all unvested Shares shall be forfeited.

(b) Acceleration upon Death or Disability. If Executive’s employment terminates due to Executive’s death or by the Company due to the Executive’s disability, all unvested Shares shall become fully vested. For this purpose, “disability” means the Executive’s absence from work for a period of 120 consecutive days or for 120 days (whether or not consecutive) within any twelve-month period by reason of physical or mental illness or injury which is expected to result in death or last indefinitely, as determined by a duly licensed physician selected by the Company.

(c) Change in Control. If an “Exchange Transaction” (as defined in the Plan) occurs and if the Executive is then still employed by the Company or the Executive’s employment was terminated by the Company without “cause” (as defined below) during the preceding three months, then, immediately prior to the Exchange Transaction, all unvested Shares shall become fully vested. For this purpose, the term “cause” means Executive’s (i) commission of a felony, (ii) commission of an act of fraud upon the Company, or (iii) willful failure to perform Executive’s employment duties in all material respects which failure (other than by reason of death or disability) continues uncorrected for ten days after Executive’s receipt of written notice from the Employer stating with specificity the nature of such failure.

5. Issuance of Certificates.

(a) Unvested Shares. Unless the Company determines otherwise, the Shares shall be evidenced by book entries on the Company’s stock transfer records, subject to such stop-transfer orders and other terms deemed appropriate to reflect applicable transfer restrictions. If a certificate for unvested Shares is issued, such certificate shall be registered in the name of the Executive and will either be retained in the custody of the Company or delivered to the Executive or to a custodian. Each such certificate may bear a legend reflecting the risk of forfeiture and transfer restrictions associated with the Shares, in form and substance determined by the Company. Such legend shall not be removed from such certificates unless and until the Shares represented by the certificate become vested. If requested by the Company, the Executive shall execute and deliver to the Company a duly signed stock power, endorsed in blank, covering the Shares.

(b) Vested Shares. Reasonably promptly after any Shares become vested, the Company shall issue and deliver to the Executive (or the Executive’s legal representative, beneficiary or designee) certificates evidencing the vested Shares, free of the legend described in subparagraph (a) above, in exchange for the surrender to the Company of the certificate(s), if any, previously delivered to the Executive or the custodian with respect to such Shares. The delivery of vested Shares to the Executive is conditioned upon compliance with applicable securities laws, as determined by counsel to the Company.

(c) Tax Withholding. The Company may require as a condition of the issuance and delivery of certificates for or other evidence of the Shares that the Executive remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such Shares.

6. Shareholder Rights. The Executive shall have the rights of a shareholder with respect to unvested Shares, including the right to vote the Shares and the right to share in the dividends, if any, declared on the Company’s common stock. Unless the Company determines otherwise, cash or other property payable with respect to unvested Shares pursuant to the declaration of a dividend or otherwise will be subject to the same forfeiture conditions and transfer restrictions as the related Shares.

7. Tax Matters.

(a) Withholding. The Company may deduct from any compensation or other payment of any kind (including withholding the issuance of Shares) due you the amount of any taxes required by law to be withheld as a result of the grant or vesting of Shares; provided, however, that the value of the Shares and/or cash withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require you to make a cash payment to the Company equal to the amount required to be withheld and, if you do not make such payment when requested, the Company may refuse to issue any certificate for Shares under this Agreement until arrangements satisfactory to the Company for such payment have been made.

(b) Tax Election. Executive is urged to seek independent tax advice regarding the availability and advisability of and procedures for making an election under Section 83(b) of the Internal Revenue Code of 1986 with respect to the Shares. Any such election must be made, if at all, within 30 days of the date of this agreement.

8. Miscellaneous.

(a) The provisions of the Plan, the terms of which are incorporated in this agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions of this agreement. The Executive acknowledges receipt of a copy of the Plan prior to the execution of this agreement.

(b) Nothing in this agreement is intended to create a contract of employment between Executive and the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate Executive’s employment at any time.

(c) No compensation attributable to this agreement will be treated as compensation for purposes of calculating Executive’s benefits, if any, under any retirement/pension plan maintained by the Company and/or any of its subsidiaries or any of its or their successors.

(d) This agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.

(e) No amendment or modification of this agreement may be made except by a written instrument signed by the Company and Executive.

(f) All disputes arising under or related to this agreement will be resolved by arbitration. Such arbitration will be conducted by an arbitrator mutually selected by the Company and Executive (or, if the Company and Executive are unable to agree upon an arbitrator within ten days, then the Company and Executive will each select an arbitrator, and the arbitrators so selected will mutually select a third arbitrator, who will resolve such dispute). Such arbitration will be conducted in accordance with the applicable rules of the American Arbitration Association. Any decision rendered by an arbitrator pursuant hereto may be enforced by a court of competent jurisdiction without review of such decision by such court. All attorneys’ fees and costs of the arbitration will in the first instance be borne by the respective party incurring such costs and fees, but the arbitrator will award costs and attorneys’ fees to the prevailing party.

[The rest of this page is intentionally left blank.]

(g) This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

REGENERATION TECHNOLOGIES, INC.

By:
Title:

Executive

4